OFFICER'S CERTIFICATE PURSUANT TO SECTION
                    2.02(b) OF THE INDENTURE IDENTIFIED BELOW

The undersigned, Ellen C. Wolf, Treasurer of New York Telephone Company (the "Company"), acting pursuant to authorizations contained in Board Resolutions, copies of which are delivered herewith, duly adopted on January 27, 1998, by the Board of Directors of the Company, do hereby authorize, adopt and approve the following terms for a series (the "Series") of the Company's debt securities to be issued under an Indenture, dated as of February 1, 1998 (the "Indenture"), from the Company to The Chase Manhattan Bank, as Trustee (the "Trustee"), pursuant to the Registration Statement on Form S-3 (No. 333-45779) under the Securities Act of 1933, as amended. (As used herein, the term "Prospectus" shall mean the Prospectus dated February 13, 1998, as supplemented by the Prospectus Supplement dated April 7, 1998, filed with the Securities and Exchange Commission with respect to the Series.)

(1)   Title of Securities of the Series:     Thirty Year 6.50% Debentures, due
                                             April 15, 2028

(2)   Limit, if any, on the aggregate
      principal amount of Securities
      of the Series:                         $100,000,000

(3)   Date or dates, or manner of
      determining the same, on
      which the principal of
      Securities of the Series
      is payable:                            April 15, 2028

(4)   With respect to interest on
      Securities of the Series:

      (a)   The rate or method of
            calculation:                     6.50% per annum

      (b)   The date from which
            such interest shall accrue:      April 15, 1998

      (c)   The dates on which interest
            shall be payable or the
            manner of determining the
            same:                            April 15 and October 15,
                                             commencing October 15, 1998

      (d)   Record dates for interest
            payable on any interest
            payment date:                    To holders of record at the close
                                             of business on April 1 and
                                             October 1 prior to the interest
                                             payment date.

(5)   Place or places where
      Securities of the Series
      shall be payable:                      At the office or agency of the
                                             Company in New York, New York. At
                                             its option, the Company may pay
                                             interest by check mailed to the
                                             holder's address as it appears on
                                             the register.
(6)   With respect to redemption, in whole
      or in part, of Securities of the
      Series at the option of the Company:

      (a)   The period or periods within
            which such redemptions may be
            made:                            Not Applicable

      (b)   The applicable redemption
            price or prices:                 Not Applicable

      (c)   The terms and conditions of
            such redemptions:                Not Applicable

(7)   With respect to the mandatory
      redemption or purchase of
      Securities of the Series:

      (a)   Any provision for a sinking or
            analogous fund or for
            redemption or purchase at the
            option of a Holder:              Not Applicable

      (b)   The period or periods within
            which such redemptions or
            purchases must be made:          Not Applicable

      (c)   The applicable redemption or
            purchase price or prices:        Not Applicable

      (d)   The terms and conditions of
            such redemptions or purchases:   Not Applicable

(8)   Denominations in which Securities of
      the Series are issuable, if other
      than $1,000 and any integral
      multiples thereof:                     $1,000 and integral multiples
                                             thereof

(9)   If other than the principal amount
      thereof, the portion of the
      principal amount of Securities of
      the Series payable on declaration of
      acceleration:                          Not Applicable

(10)  (a) Whether Securities of the Series
      are issuable as Registered
      Securities, Unregistered Securities
      (with or without interest coupons),
      or any combination thereof:            Registered Securities

      (b) Whether, and the terms upon
      which, Unregistered Securities of
      the Series may be exchanged for
      Registered Securities of the same
      Series and vice versa:                 Not applicable

(11)  Any provisions for payment of
      additional amounts for taxes and for
      redemption, in the event the Company
      must comply with the reporting
      requirements or must pay additional
      amounts in respect of any Securities
      of the Series:                         Not Applicable

(12)  With respect to the issuance
      of any Global Securities of
      the Series:                            To be issued wholly in permanent
                                             form for deposit with The
                                             Depository Trust Company, as
                                             Depositary.

(13)  Any other covenants and terms of
      Securities of the Series, including
      any additional restrictive covenants
      not described above and any terms
      required by United States laws or
      regulations:                           None

(14)  Issue price to public of Securities
      of the Series:                         99.451%

(15)  Underwriter's commission or discount
      as a percentage of the principal
      amount of Securities of the Series
      to be issued:                          0.363%

(16)  Agency fees as a percentage of the
      principal amount of Securities of
      the Series to be issued:               Not Applicable

      Annexed hereto is the form of the Securities of the Series.

      The capitalized terms used in this Certificate (unless otherwise defined herein) have the meanings as defined in the Indenture.

      IN WITNESS WHEREOF, I have executed this Certificate on behalf of the Company.


                           NEW YORK TELEPHONE COMPANY

                           /s/ Ellen C. Wolf
                           ------------------------------------------
                           Ellen C. Wolf
                           Treasurer


Dated:  As of April 7, 1998

                        Form of the Company's Thirty Year 6.50% Debentures


      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                          NEW YORK TELEPHONE COMPANY

                        Thirty Year 6.50% Debentures,
                              due April 15, 2028


No.                             $                          Cusip:  ___________


      NEW YORK TELEPHONE COMPANY, a New York corporation (hereinafter called the
"Company"), for value received, hereby promises to pay to         or registered
assigns, the principal sum of         DOLLARS on April 15, 2028 at the office or
agency of the Company in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on April 15 and October 15, on said principal sum at the rate per annum specified in the title of this Debenture, at said office or agency, in like coin or currency, from the fifteenth day of April or October, as the case may be, to which interest on this Debenture has been paid preceding the date hereof (unless the date hereof is an April 15 or October 15 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the first payment of interest, in which case from April 15, 1998) until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, unless this Debenture shall be authenticated at a time when there is an existing default in the payment of interest on the Debentures, if the date hereof is after April 1 and before the next following April 15 or is after October 1 and before the next following October 15, this Debenture shall bear interest from such April 15 or October 15; provided, however, that if the Company shall default in the payment of interest due on such April 15 or October 15, then this Debenture shall bear interest from the next preceding date to which interest has been paid. The interest so payable on any April 15 or October 15 will be paid to the person in whose name this Debenture shall be registered at the close of business on the April 1 prior to such April 15 or the October 1 prior to such October 15, unless such April 15 or October 15 shall be a Legal Holiday (as defined in the Indenture), in which event the next succeeding day that is not a Legal Holiday. If and to the extent the Company shall default in the payment of the interest due on any interest payment date, such defaulted interest shall be paid to the person in whose name this Debenture is registered at the close of business on a record date established for such payment by notice by or on behalf of the Company to the holders of the Debentures mailed by first class mail not less than fifteen days prior to such record date to their last addresses as they shall appear upon the Debenture register, such record date to be not less than five days preceding the date of payment of such defaulted interest. The Company may pay interest by check mailed to the holder's address as it appears on the Debenture register.

      Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      The Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to on the reverse hereof.

      IN WITNESS WHEREOF, New York Telephone Company has caused this Instrument to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.

                                    NEW YORK TELEPHONE COMPANY,
(SEAL)

                                    By________________________________
                                      Title:  Vice President


                                    By________________________________
                                      Title:  Assistant Treasurer

Dated:_______________________


                          Certificate of Authentication

      This is one of the Debentures of the series designated therein described in the within-mentioned Indenture.
                                          AS TRUSTEE,

                                          By____________________________
                                          Authorized Signature

                          NEW YORK TELEPHONE COMPANY

                        Thirty Year 6.50% Debentures,
                              due April 15, 2028

      This Debenture is one of the duly authorized issue of debt securities of the Company (herein referred to as the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of February 1, 1998 (herein referred to as the "Indenture"), duly executed and delivered by the Company to The Chase Manhattan Bank, Trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders (the words "holders", "holder", "Securityholders" or "Securityholder" meaning the registered holders or registered holder) of the Securities.

      The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking funds, if any, may be subject to additional covenants and Events of Default and may otherwise vary as in the Indenture provided. This Debenture is one of a series of Securities designated as the Thirty Year 6.50% Debentures, due April 15, 2028 of the Company and such series is limited in aggregate principal amount to $100,000,000. References herein to Debentures shall mean the Debentures of said series.

      The Debentures are not redeemable at the option of the Company prior to maturity.

      In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

      The Indenture contains provisions permitting the Company and the Trustee, with the written consent of the holders of a majority in principal amount of the outstanding Securities of each series affected by a supplemental indenture (with each series voting as a class), to enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of the Indenture or of any supplemental indenture or to modify, in each case in any manner not covered by provisions in the Indenture relating to amendments and waivers without the consent of holders, the rights of the Securityholders of each such series. The holders of a majority in principal amount of the outstanding Securities of each series affected by such waiver (with each series voting as a class), by notice to the Trustee, may waive compliance by the Company with any provision of the Indenture, any supplemental indenture or the Securities of any such series except a default in the payment of the principal of or interest on any Security. However, without the consent of each Securityholder affected, an amendment or waiver may not: (1) reduce the amount of Securities whose holders must consent to an amendment or waiver; (2) change the rate of or change the time for payment of interest on any Security; (3) change the principal of or change the fixed maturity of any Security; (4) waive a default in the payment of the principal of or interest on any Security; (5) make any Security payable in money other than that stated in the Security; or (6) make any change in the provisions of the Indenture (i) with respect to the right of the holders of a majority in principal amount of any series of Securities by notice to the Trustee to waive an existing default with respect to that series and its consequences except a default in the payment of the principal of or interest on any Security; (ii) with respect to the right of any holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, the right of any holder of a coupon to receive payment of interest due as provided in such coupon, or to bring suit for the enforcement of any such payment on or after such respective dates; or (iii) contained in this sentence.

      Where Debentures are presented to the registrar with a request to register their transfer or to exchange them for an equal principal amount of Debentures of other authorized denominations, the registrar shall register the transfer or make the exchange if its requirements for such transactions are met. The Company will not make any charge for any registration of transfer or exchange but may require the payment by the party requesting such registration of transfer or exchange of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Ownership of Debentures shall be proved by the register for the Debentures kept by the registrar. The Company, the Trustee and any agent of the Company may treat the person in whose name a Debenture is registered as the absolute owner thereof for all purposes.

      No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under this Debenture or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting this Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debenture.

      The laws of the State of New York shall govern the Indenture and this Debenture.

--------------------------------------------------------------------------------
      THE FOLLOWING ABBREVIATIONS SHALL BE CONSTRUED AS THOUGH THE WORDS SET FORTH BELOW OPPOSITE EACH ABBREVIATION WERE WRITTEN OUT IN FULL WHERE
      SUCH ABBREVIATION APPEARS:

TEN COM--as tenants in common(Name)    CUST (Name) UNIF GIFT MIN ACT
TEN ENT--as tenants by the entirety    (state)--(Name) as Custodian for (Name)
JT TEN--as joint tenants with right         Under the (State) Uniform
        of survivorship and not as          Gifts to Minors Act
        tenants in common
ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

--------------------------------------------------------------------------------
      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
            PLEASE INSERT TAXPAYER
         IDENTIFYING NUMBER OF ASSIGNEE

------------------------------------------------

------------------------------------------------

--------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the within Debenture of New York Telephone Company and all rights thereunder and hereby irrevocably constitutes and appoints __________________________ attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

Dated:

                                     -------------------------------
                                                Signature

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF A NATIONAL STOCK EXCHANGE OR BY SUCH OTHER ENTITY WHOSE SIGNATURE IS ON FILE WITH AND ACCEPTABLE TO THE TRANSFER AGENT.